UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2016 (February 29, 2016)

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Waller Mill Road Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported by Tempus Applied Solutions Holdings, Inc. (the “Company”) on its Current Report on Form 8-K filed August 6, 2015, on July 31, 2015 the Company consummated a business combination, and immediately prior to and in connection therewith, through its subsidiaries, completed a private placement of securities (the “Financing”). Certain investors in the Financing received shares of the Company’s common stock and shares of its Series A Convertible Preferred Stock (“Preferred Stock”), as well as Series A-1 Warrants and Series B-1 Warrants.

The Series B-1 Warrants contained an alternative cashless exercise feature, pursuant to which, from December 31, 2015 until the expiration of such Series B-1 Warrants, if the volume-weighted average trading price of the Company’s common stock failed to be greater than $4.00, the holder of a Series B-1 Warrant could exercise such Series B-1 Warrant to acquire, on a cashless basis, additional Company shares, either in common stock or Preferred Stock, pursuant to a formula set forth in the Series B-1 Warrants that provided for the acquisition of, depending on the recent trading price of the Company’s common stock, up to 488.9% of the number of shares that could otherwise be purchased under such Series B-1 Warrant pursuant to a cash exercise of such Series B-1 Warrant.

On February 29, 2016, the Company issued 1,527,778 shares of Preferred Stock to certain holders of Series B-1 Warrants who exercised their Series B-1 Warrants using the alternative cashless exercise feature and elected to receive their shares in the form of Preferred Stock rather than common stock. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: March 10, 2016	By:	/s/ R. Lee Priest, Jr.
		Name:	R. Lee Priest, Jr.
		Title:	Chief Financial Officer

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